June 30, 2017

Pulse Biosciences, Inc.
3957 Point Eden Way

Hayward, California 94545

     Re: Pulse Biosciences, Inc.—Registration Statement on Form S-3

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-3 (the “Registration Statement”), filed by Pulse Biosciences, Inc., a Nevada corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) in connection with the registration pursuant to the Securities Act of 1933, as amended (the “Act”), of the proposed offer, issuance and sale by the Company, from time to time pursuant to Rule 415 under the Act as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and the supplements to the prospectus referred to therein (the “Prospectus Supplements”) of (a) shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), (b) shares of the Company’s preferred stock, par value $0.001 per share (the “Preferred Stock”), (c)  depositary shares representing a fractional interest in a share of Preferred Stock as described in the Registration Statement under the heading “Description of Depositary Shares” (the “Depositary Shares”), (d) the Company’s senior and subordinated debt securities (the “Debt Securities”), (e)  warrants to purchase shares of Common Stock, Preferred Stock or the Debt Securities (the “Warrants”), or (f) units (the “Units”) consisting of Common Stock, Preferred Stock, Debt Securities, Warrants and/or Depositary Shares or any combination of the foregoing  (collectively referred to herein as the “Securities”).  The maximum aggregate offering price of the Securities sold pursuant to the Registration Statement shall not exceed $150,000,000.

The Debt Securities are to be issued pursuant to a senior debt securities indenture (the “Senior Indenture”) and a subordinated debt securities indenture (the “Subordinated Indenture”), as applicable, both of which have been filed as exhibits to the Registration Statement (the “Indentures”) and are to be entered into, in each case, between the Company and a trustee to be identified (the “Trustee”). The Debt Securities are to be issued in the forms contemplated by the Indentures. Each Indenture may be supplemented, as applicable, in connection with the issuance of each such series of Debt Securities, by a supplemental indenture or other appropriate action of the Company creating such series (each, a “Supplemental Indenture”). The Securities are to be sold pursuant to a purchase, underwriting, placement agency or similar agreement in substantially the form to be filed under a Current Report on Form 8-K.

We have examined instruments, documents, certificates and records which we have deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed (a) the authenticity of original documents and the genuineness of

Pulse Biosciences, Inc.

June 30, 2017

all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; (d) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act; (e) a Prospectus Supplement will have been filed with the Commission describing the Securities offered thereby; (f) all Securities will be issued and sold in compliance with applicable Federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (g) a definitive purchase, underwriting, placement agency or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, and that each party has the power and authority to execute, deliver and perform its obligations under any such agreements; (h) the Securities are each valid, binding and enforceable agreements of each party thereto (other than the Company with respect to New York law), (i) any Securities issuable upon conversion, exchange, redemption, or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption, or exercise; and (j) with respect to shares of Common Stock or Preferred Stock offered, there will be sufficient shares of Common Stock or Preferred Stock authorized under the Company’s organizational documents and not otherwise reserved for issuance.  As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

Based on the foregoing, we are of the opinion that  with respect to Debt Securities to be issued under either the Senior Indenture or Subordinated Indenture, when (a) the Trustee is qualified to act as Trustee under the Senior Indenture or Subordinated Indenture, as applicable, and the Company has filed respective Form T-1s for the Trustee with the Commission, (b) the Trustee has duly executed and delivered the Senior Indenture or Subordinated Indenture, as applicable, (c) the Senior Indenture or Subordinated Indenture, as applicable, has been duly authorized and validly executed and delivered by the Company to the Trustee in accordance with applicable law, (d) the Senior Indenture or Subordinated Indenture, as applicable, has been duly qualified under the Trust Indenture Act of 1939, as amended, (e) the Board of Directors of the Company (the “Board”) has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters, and (f) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with applicable law, the provisions of the Senior Indenture or Subordinated Indenture, as applicable, and the applicable definitive purchase, underwriting, unit, placement agency or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Debt Securities, upon payment of the consideration therefor provided for therein, such Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company, in accordance with their terms, and entitled to the benefits of the applicable Indenture.

Our opinion that any document is legal, valid and binding is qualified as to:

Pulse Biosciences, Inc.

June 30, 2017

(a) the effect of any bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally;

(b) rights to indemnification and contribution which may be limited by applicable law or equitable principles; and

(c) the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, the effect of judicial discretion and the possible unavailability of specific performance, injunctive relief or other equitable relief, and limitations on rights of acceleration, whether considered in a proceeding in equity or at law.

We express no opinion herein as to the laws of any state or jurisdiction other than the laws of the State of New York (including the statutory provisions and all applicable judicial decisions interpreting those laws),  as such are in effect on the date hereof, and we have made no inquiry into, and we express no opinion as to, the statutes, regulations, treaties, common laws or other laws of any other nation, state or jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement, the Prospectus, any Prospectus Supplement, and in any amendment or supplement thereto. In giving such consent, we do not believe that we are “experts” within the meaning of such term as used in the Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Sincerely,

/s/ Wilson Sonsini Goodrich & Rosati
WILSON SONSINI GOODRICH & ROSATI
Professional Corporation